Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(8,617,440)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,928,120)
Dividend Income	367,119
Interest Income	493,894
ETF Transaction Fees	1,750
Total Income (Loss)	$(11,682,797)

Expenses
General Partner Management Fees	$129,413
Professional Fees	31,767
Brokerage Commissions	14,257
Directors' Fees and insurance	4,327
Total Expenses	$179,764
Net Income (Loss)	$(11,862,561)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$215,593,798
Additions (500,000 Shares)	14,021,227
Withdrawals ((50,000) Shares)	(1,415,205)
Net Income (Loss)	(11,862,561)

Net Asset Value End of Month	$216,337,259
Net Asset Value Per Share (7,650,000 Shares)	$28.28

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596